[Letterhead of Hunton & Williams]







                               September 25, 1991



Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York 10167

Gruntal & Co., Incorporated
14 Wall Street
New York, New York 10005

United States Trust Company
  of New York
770 Broadway
New York, New York 10003

                   Municipal Securities Trust, Series 52 and
                             Multi-State Series 41,
                                 Virginia Trust

Gentlemen:

         We are acting as special Virginia counsel to Bear, Stearns & Co. Inc. and Gruntal & Co., Incorporated (together, the "Sponsors"), on Virginia tax matters relating to the Virginia Trust (the "Virginia Trust") included as part of the Municipal Securities Trust, Series 52 and Multi-State Series 41 (the "Fund"). 3000 units of beneficial interest in the Virginia Trust (the Units") are to be sold pursuant to an effective registration statement on Form S-6 (Registration No. 33-42466) under the Securities Act of 1933 (the "Registration Statement"), filed by the Sponsors on behalf of the Fund, covering the Units and units of the other trusts described in the Registration Statement.

         The Virginia Trust is to be established and the Units are to be created pursuant to a trust indenture and agreement, dated the date hereof (the "Trust Agreement"), among the Sponsors, United States Trust Company of New York, as Trustee, and Kenny S&P Evaluation Services, as Evaluator. The portfolio of the Virginia Trust will consist entirely of bonds issued by (i) the Commonwealth of Virginia or municipalities, authorities or political subdivisions thereof or (ii) the Government of Puerto Rico or by its authority (collectively the "Bonds").

C/M  11939.0001 407377.1

Bear, Stearns & Co. Inc.
Gruntal & Co., Incorporated
United States Trust Company of New York
September 25, 1991
Page 2




         We have examined originals or certified copies, or copies otherwise identified to our satisfaction, of the Trust Agreement, the Registration Statement and such other documents as we have deemed necessary for the purpose of this opinion. We have assumed for purposes of rendering the following opinions that the Virginia Trust is a grantor trust under the grantor trust rules of Sections 671-679 of the Internal Revenue Code of 1986, as amended. We have also examined and relied upon the opinion to the Sponsors of Berger, Steingut, Tarnoff & Stern, counsel to the Sponsors, with respect to the matters of Federal income tax law set forth in the Prospectus included in the Registration Statement.

         Based on the foregoing, we are of the opinion that, insofar as the law of the Commonwealth of Virginia is concerned, upon the establishing of the Virginia Trust and the issuance of the Units thereunder:


         1. The Virginia Trust will be taxable as a grantor trust for Virginia income tax purposes with the result that income of the Virginia Trust will be treated as income of the Unit holders. Consequently, the Virginia Trust will not be subject to any income or corporate franchise tax imposed by the Commonwealth of Virginia, or its subdivisions, agencies or instrumentalities.

         2. Interest on the Bonds that is exempt from Virginia income tax when received by the Virginia Trust will retain its tax-exempt status in the hands of the Unit holders.

         3. A Unit holder will realize a taxable event when the Virginia Trust disposes of a Bond (whether by sale, exchange, redemption or payment at maturity) or when the Unit holder redeems or sells his Units, and taxable gain for Federal income tax purposes may result in taxable gain for Virginia income tax purposes. However, when a Bond has been issued under an Act of the Virginia General Assembly which provides that all income from such Bond, including any profit made from the sale thereof, shall be free from all taxation by the Commonwealth of Virginia, any such profit received by the Virginia Trust will retain its tax-exempt status in the hands of the Unit holders.

         In rendering the foregoing opinion, we have not passed on or considered, among other things, the due authorization and

C/M  11939.0001 407377.1

Bear, Stearns & Co. Inc.
Gruntal & Co., Incorporated
United States Trust Company of New York
September 25, 1991
Page 3



delivery of the Bonds or the Virginia income tax status of interest on the Bonds.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to this firm in the Registration Statement under the headings "Tax Status" and "Other Matters - Legal Opinions."

         This letter is solely for the benefit of the Sponsors and is not to be quoted in whole or in part or otherwise referred to in any document, other than as set forth in the preceding paragraph, without our prior written consent.

                                                     Very truly yours,



35/295/370



C/M  11939.0001 407377.1

                       [Letterhead of Hunton & Williams]








                              November 19, 1992



Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York 10167

Gruntal & Co., Incorporated
14 Wall Street
New York, New York 10005

United States Trust Company
  of New York
770 Broadway
New York, New York 10003

                   Municipal Securities Trust, Series 53 and
                             Multi-State Series 42,
                                 Virginia Trust

Gentlemen:

         We are acting as special Virginia counsel to Bear, Stearns & Co. Inc. and Gruntal & Co., Incorporated (together, the "Sponsors"), on Virginia tax matters relating to the Virginia Trust (the "Virginia Trust") included as part of the Municipal Securities Trust, Series 53 and Multi-State Series 42 (the "Fund"). 3,000 units of beneficial interest in the Virginia Trust (the "Units") are to be sold pursuant to an effective registration statement on Form S-6 (Registration No. 33-53854) under the Securities Act of 1933 (the "Registration Statement"), filed by the Sponsors on behalf of the Fund, covering the Units and units of the other trusts described in the Registration Statement.

         The Virginia Trust is to be established and the Units are to be created pursuant to a trust indenture and agreement, dated the date hereof (the "Trust Agreement"), among the Sponsors, United States Trust Company of New York, as Trustee, and Kenny S&P Evaluation Services, as Evaluator. The portfolio of the Virginia Trust will consist entirely of bonds issued by (i) the Commonwealth of Virginia or municipalities, authorities or

C/M  11939.0001 407377.1

Bear, Stearns & Co. Inc.
Gruntal & Co., Incorporated
United States Trust Company of New York
November 19, 1992
Page 2



political subdivisions thereof or (ii) the Government of Puerto Rico or by its authority (collectively the "Bonds").

         We have examined originals or certified copies, or copies otherwise identified to our satisfaction, of the Trust Agreement, the Registration Statement and such other documents as we have deemed necessary for the purpose of this opinion. We have assumed for purposes of rendering the following opinions that the Virginia Trust is a grantor trust under the grantor trust rules of Sections 671-679 of the Internal Revenue Code of 1986, as amended. We have also examined and relied upon the opinion to the Sponsors of Berger, Steingut, Tarnoff & Stern, counsel to the Sponsors, with respect to the matters of Federal income tax law set forth in the Prospectus included in the Registration Statement.

         Based on the foregoing, we are of the opinion that, insofar as the law of the Commonwealth of Virginia is concerned, upon the establishing of the Virginia Trust and the issuance of the Units thereunder:

         1. The Virginia Trust will be taxable as a grantor trust for Virginia income tax purposes with the result that income of the Virginia Trust will be treated as income of the Unit holders. Consequently, the Virginia Trust will not be subject to any income or corporate franchise tax imposed by the Commonwealth of Virginia, or its subdivisions, agencies or instrumentalities.

         2. Interest on the Bonds that is exempt from Virginia income tax when received by the Virginia Trust will retain its tax-exempt status in the hands of the Unit holders.

         3. A Unit holder will realize a taxable event when the Virginia Trust disposes of a Bond (whether by sale, exchange, redemption or payment at maturity) or when the Unit holder redeems or sells his Units, and taxable gain for Federal income tax purposes may result in taxable gain for Virginia income tax purposes. Certain Bonds, however, may have been issued under Acts of the Virginia General Assembly which provide that all income from such Bonds, including any profit made from the sale thereof, shall be free from all taxation by the Commonwealth of Virginia. To the extent that any such profit is exempt from Virginia income tax, any such profit received by the Virginia

C/M  11939.0001 407377.1

Bear, Stearns & Co. Inc.
Gruntal & Co., Incorporated
United States Trust Company of New York
November 19, 1992
Page 3


Trust will retain its tax-exempt status in the hands of the Unit holders.

         In rendering the foregoing opinion, we have not passed on or considered, among other things, the due authorization and delivery of the Bonds or the Virginia income tax status of interest on the Bonds.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to this firm in the Registration Statement under the headings "Tax Status" and "Other Matters - Legal Opinions."

         This letter is solely for the benefit of the Sponsors and is not to be quoted in whole or in part or otherwise referred to in any document, other than as set forth in the preceding paragraph, without our prior written consent.

                                                     Very truly yours,



00353/02954

C/M  11939.0001 407377.1